Exhibit 99.1

	Contact:	Michael Umana
Chief Financial Officer
(781) 251-4712
\FOR IMMEDIATE RELEASE\
John Swanson
Swanson Communications, Inc.
(516) 671-8582

LOJACK CORP. REPORTS FOURTH QUARTER 2006 RESULTS; PROVIDES 2007 GUIDANCE

Westwood, MA. February 21 --LoJack Corporation (NASDAQ GS: “LOJN”) reported today that revenue for the fourth quarter ended December 31, 2006 increased 10% to $51.1 million, from $46.4 million in the same period a year ago. For the year ended December 31, 2006, revenue increased 12% to $213.3 million, from $190.7 million in the same period of the prior year.

Net income, computed in accordance with generally accepted accounting principles (“GAAP”) declined 43% to $2.9 million for the fourth quarter, and GAAP earnings per fully diluted share declined 40% to $0.15 per fully diluted share, from $5.0 million, or $0.25 per fully diluted share, in the same quarter a year ago. For the year ended December 31, 2006, GAAP net income declined 10% to $16.5 million, or $0.86 per fully diluted share, from $18.4 million, or $0.96 per fully diluted share, for the same period last year.

As announced in November of 2006, the fourth quarter results reflect pre-tax charges of approximately $2.4 million, related to the departure of the former Chairman and Chief Executive Officer, which impacted earnings per fully diluted share in the quarter and for the year by approximately $0.08.

Excluding the effects of stock based compensation expense and the departure of the former Chairman and Chief Executive Officer, pro forma net income for the fourth quarter declined 6% to $4.8 million, while pro forma earnings per fully diluted share decreased $0.01, to $0.25 per fully diluted share. Pro forma net income for the year ended December 31, 2006, increased 8% to $20.2 million, and pro forma earnings per fully diluted share increased by 8% to $1.05 per fully diluted share.

GAAP operating income for the fourth quarter declined 36% to $4.1 million, from $6.4 million for the same quarter a year ago. For the year ended December 31, 2006,

GAAP operating income declined 13% to $23.5 million, compared to the same period a year ago. Excluding the effects of stock based compensation expense and the retirement and the departure of the former Chairman and Chief Executive Officer, pro forma operating income for the fourth quarter was $7.2 million, representing an increase of 11% compared to the same period last year. Pro forma operating income for the year ended December 31, 2006 was $29.4 million, representing an increase of 8% compared to the same period last year.

In announcing the results, Richard T. Riley, Chairman and Chief Executive Officer said, “In 2006, we have successfully navigated a challenging business climate and delivered record unit volume, increased market penetration and our seventeenth consecutive quarter of revenue growth. We have built a strong business model that has enabled us to grow our core businesses in the domestic automotive channel and with our international licensees, while making significant investments in programs that will provide future growth. Our commercial and motorcycle businesses are taking hold and represented approximately 9% of our domestic revenue in 2006. Our programs to enter the cargo security market, to initiate operations in Italy as a company-owned operation, and to enter new markets such as China through licensing agreements provide additional longer term growth opportunities.”

Gross margin dollars for the fourth quarter increased 11% to $26.8 million, compared to $24.1 million for the same quarter last year, while gross margin as a percentage of revenue increased to 53% in the quarter, compared to 52% in the fourth quarter of 2005. For the year ended December 31, 2006, gross margin dollars increased 11% to $113.4 million from $101.7 million in the prior year, and gross margin as a percentage of revenue was 53%, unchanged from the prior year.

Mr. Riley said, “We have made significant progress in bringing our historical cost structure in line with shifts in our domestic distribution model. Despite a significant shift in our business to bulk installations at reduced average revenue per unit, our domestic gross margin as a percentage of revenue decreased just 20 basis points in the fourth quarter of this year, as compared to the fourth quarter of 2005. Moreover, our consolidated gross margin as a percentage of revenue for the year remained unchanged as compared to the year prior. We remain committed to improving our gross margin as a percentage of revenue in 2007.”

Fourth quarter domestic unit volume grew 17% compared to the same period a year ago. Domestic revenue in the fourth quarter increased 14% to $34.9 million from $30.5 million in the prior year. Domestic gross margin dollars grew 14% over the prior year and gross margin as a percentage of revenue was 52% compared to 53% for the fourth quarter of 2005.

International revenue in the fourth quarter grew 5% to $11.4 million, from $10.8 million in the prior year, attributable to an 11% increase in unit volume. International revenue for the fourth quarter was adversely affected by unanticipated administrative delays related to the importation of more than 10,000 units of LoJack product into Brazil.

Over the past few months, we have made considerable progress in resolving the issue and will continue to focus on attaining an acceptable resolution in the coming months. International gross margin dollars increased 14% compared to the same period a year ago, while gross margin as a percentage of revenue was 51% compared to 47% for the same period a year ago.

Boomerang Tracking had revenue of $4.9 million compared to $5.1 million for the same period of the prior year. Boomerang gross margin dollars declined 6%, compared to the fourth quarter of 2005, and gross margin as a percentage of revenue was 57%, compared to 58% in the fourth quarter of 2005.

In February of 2006 LoJack announced a new stock repurchase program, which authorized the repurchase of up to 2,000,000 shares of the company’s common stock over two years. During the year ended December 31, 2006, the company repurchased approximately 1,294,000 shares at an average price of $19.65. In December of 2006, the LoJack Board of Directors increased the remaining authorization to 2,000,000 shares, which remain available for repurchase at year end December 31, 2006.

Mr. Riley said, “We remain confident in our strategic approach to the LoJack business model. In 2007, we expect to drive strong unit and revenue growth. Additionally, we anticipate that our gross margins will benefit from lower manufactured costs of our product and continued realization of installation efficiencies.

“For 2007, we expect that revenue will grow by approximately 9% to 11%, net income will grow by 27% to 30% and earnings per fully diluted share will grow by approximately 30% to 33%. Additionally, we expect gross margin as a percentage of revenue will improve to 54% to 55%.

“In addition to the significant growth in net income and earnings per fully diluted share in 2007, we will continue to invest in our strategic programs for long term growth including: approximately $1.5 million pre-tax, related to the recognition of our share of losses and related costs associated with our cargo initiative with SC-Integrity and approximately $3 million in operating losses for the continued development of our LoJack operation in Italy. In 2008, we expect that our cargo initiative will be marginally profitable on an operating basis and that our operating losses in Italy will be under $3 million.

“Over the next three to five years, as our core businesses continue to grow and our strategic programs take hold, we expect that we will continue to deliver revenue growth of approximately 10% year-over-year and growth in earnings per fully diluted share at a slightly higher level.”

About LoJack

LoJack Corporation, the company that invented the stolen vehicle recovery market, leverages its superior technology, direct connection with law enforcement and proven processes to be the undisputed global leader in tracking and recovering valuable mobile assets. The company’s Stolen Vehicle Recovery System delivers a better than 90 percent success rate in tracking and recovering stolen cars and trucks and has helped recover more than $4 billion in stolen LoJack-equipped global assets. The system is uniquely integrated into law enforcement agencies in the United States that use LoJack's in-vehicle tracking equipment to recover stolen assets, including cars, trucks, commercial vehicles, construction equipment and motorcycles. Today LoJack operates in 26 states and the District of Columbia, and in more than 28 countries throughout Europe, Africa, Latin America and Asia.

To access the webcast of the company’s conference call to be held at 9:00 AM EST, Wednesday, February 21, 2007, log onto www.lojack.com (click “Investors,” click “Earnings Conference Call Webcast”). An archive of the webcast will be available through www.lojack.com until superseded by the next quarter’s earnings release and related webcast.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains non-GAAP financial measures of revenue, operating income and earnings per diluted share, in each case excluding the impact of stock based compensation expense. The company believes that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of growth in the company’s core operating results and future prospects, and can also help investors who wish to make comparisons between LoJack and other companies on both a GAAP and a non-GAAP basis, with respect to stock based compensation expenses and the departure of the former Chairman and Chief Executive Officer. LoJack management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures also are used by management in their financial and operating decision making.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Although non-GAAP financial measures used in this release exclude the accounting treatment of stock-based compensation and departure of the former

Chairman and Chief Executive Officer, these non-GAAP measures should not be relied upon independently, as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock-based compensation programs. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying exhibits to, this press release.

From time to time, information provided by the company or statements made by its employees may contain “forward-looking” information, which involve risks and uncertainties. Any statements in this news release that are not statements of historical fact are forward-looking statements (including, but not limited to, statements concerning the characteristics and growth of the company’s market and customers, the company’s objectives and plans for future operations and products and the company’s expected liquidity and capital resources). Such forward-looking statements are based on a number of assumptions and involve a number of risks and uncertainties, and accordingly, actual results could differ materially. Factors that may cause such differences include, but are not limited to: the continued and future acceptance of the company’s products and services; the effectiveness of the company’s marketing initiatives; the rate of growth in the industries of the company’s customers; the presence of competitors with greater technical, marketing, and financial resources; the company’s ability to promptly and effectively respond to technological change to meet evolving customer needs; the extent of the company’s use of third party installers and distributors; capacity and supply constraints or difficulties; the company’s ability to successfully integrate businesses that we acquire, changes in tax laws and tax treaties, and the company’s ability to successfully expand our operations and changes in general economic or geopolitical conditions. For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning the company, reference is made to the company’s Annual Report on Form 10-K for the year ended December 31, 2005.

The company undertakes no obligation to release publicly the result of any revision to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

# # #

LOJACK CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except share and per share amounts)

		Three Months Ended
		December 31,
	2006		2005
		(unaudited)

Revenues	$51.1		$46.4

Cost of goods sold	24.3		22.3

Gross margin	26.8		24.1

Costs and expenses:
Product development	1.5		1.1
Sales and marketing	9.8		8.6
General and administrative	9.6		6.4
Depreciation and amortization	1.8		1.6
Total	22.7		17.7

Operating income	4.1		6.4

Other income (expense):
Interest income	0.5		0.3
Interest expense	-0.3		-0.3
Other, net	0.4		0.0
Total	0.6		0.0

Income before provision for income taxes	4.7		6.4
Provision for income taxes	1.8		1.4

Net income	$2.9		$5.0

Earnings per share:
Basic	$0.16		$0.27
Diluted	$0.15		$0.25

Weighted average shares:
Basic	18,196,305		18,552,808
Diluted	18,938,819		19,915,009

LOJACK CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except share and per share amounts)

		Year Ended
		December 31,
	2006		2005
			(audited)

Revenues	$213.3		$190.7

Cost of goods sold	99.9		89.0

Gross margin	113.4		101.7

Costs and expenses:
Product development	5.8		4.9
Sales and marketing	44.9		38.4
General and administrative	32.4		25.7
Depreciation and amortization	6.8		5.9
Total	89.9		74.9

Operating income	23.5		26.8

Other income (expense):
Interest income	1.3		0.8
Interest expense	-1.1		-0.9
Other, net	0.7		0.7
Total	0.9		0.6

Income before provision for income taxes and minority interest	24.4		27.4
Provision for income taxes	8.0		9.0
Income before minority interest	16.4		18.4
Minority interest	0.1		-
Net income	$16.5		$18.4

Earnings per share:
Basic	$0.90		$1.03
Diluted	$0.86		$0.96

Weighted average shares:
Basic	18,334,033		17,922,792
Diluted	19,243,563		19,189,525

LOJACK CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions)

	December 31,	December 31,
	2006	2005
	(audited)	(audited)
ASSETS

CURRENT ASSETS:
Cash and equivalents	$24.0	$18.8
Short-term investments at fair value	23.3	28.8
Accounts receivable - Net	37.6	33.4
Inventories	16.2	18.0
Prepaid expenses and other	4.1	4.8
Prepaid taxes	2.1	3.7
Deferred income taxes	5.4	4.0
Total current assets	112.7	111.5

PROPERTY AND EQUIPMENT - NET	21.6	18.1

DEFERRED INCOME TAXES	6.7	3.3
INTANGIBLE ASSETS - NET	6.4	7.6
GOODWILL	46.3	46.3
OTHER ASSETS - NET	8.3	4.8
TOTAL	$202.0	$191.6

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$9.6	$5.3
Accounts payable	6.4	9.2
Accrued and other liabilities	6.7	4.3
Current portion of deferred revenue	21.0	18.9
Accrued compensation	6.8	6.4
Total current liabilities	50.5	44.1

LONG-TERM DEBT	9.2	14.5

DEFERRED REVENUE	27.8	25.7

DEFERRED INCOME TAXES	2.2	2.5

ACCRUED COMPENSATION	2.3	0.5
TOTAL LIABILITIES	92.0	87.3

MINORITY INTEREST	0.0	0.3

STOCKHOLDERS' EQUITY:
Common stock	0.2	0.2
Additional paid-in capital	33.7	45.8
Unearned compensation	0.0	-1.1
Accumulated other comprehensive income	2.4	1.9
Retained earnings	73.7	57.2
Total stockholders' equity	110.0	104.0
TOTAL	$202.0	$191.6

GAAP to Non-GAAP Reconciliation - Net Income and Fully Diluted Earnings per Share
(in millions, except per share amounts)

	Three Months ended December 31, 2006		Three Months ended December 31, 2005
		EPS		EPS
	$	Impact	$	Impact

Net income, as reported	$2.9	$0.15	$5.0	$0.25
Departure of Former Chairman and CEO	1.5	$0.08	-	-
Stock based Compensation, net of tax	0.4	$0.02	0.1	0.01
Non-GAAP Net income	$4.8	$0.25	$5.1	$0.26

	Year ended December 31, 2006		Year ended December 31, 2005
		EPS		EPS
	$	Impact	$	Impact

Net income, as reported	$16.5	$0.86	$18.4	$0.96
Departure of Former Chairman and CEO	$1.5	$0.08	$-	-
Stock based Compensation, net of tax	$2.2	$0.11	$0.3	$0.02
Non-GAAP Net income	$20.2	$1.05	$18.7	$0.98

GAAP to Non-GAAP Reconciliation - Operating Income

	Three Months ended December 31, 2006	Three Months ended December 31, 2005
	Operating Income	Operating Income
	$	$

Operating income, as reported	$4.1	$6.4
Departure of Former Chairman and CEO	2.4	-
Stock based Compensation	0.7	0.1
Non-GAAP Operating income	$7.2	$6.5

	Year ended December 31, 2006	Year ended December 31, 2005
	Operating Income	Operating Income
	$	$

Operating income, as reported	$23.5	$26.9
Departure of Former Chairman and CEO	2.4	-
Stock based Compensation	3.5	0.5
Non-GAAP Operating income	$29.4	$27.4

NOTE: The full text of this news release can be accessed for 30 days at www.prnewswire.com. This news release as well as current financial statements may also be accessed on the Internet at www.lojack.com. Each quarter’s release is archived on the LoJack website under “Investor Relations” during the fiscal year (click “About LoJack Corporation”, click “Investor Relations”, click “Quarterly Financial Releases”). The company’s Annual Report, Form 10-Q and Form 10-K filings are also available on its website. Copies of the company’s financial information, including news releases, may also be obtained by contacting Swanson Communications, Inc. at (516-671-8582).